UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2018

Continental Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

12950 Worldgate Drive, Suite 700, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

(703) 480-3800
(Registrant's telephone number, including the area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On and effective as of February 21, 2018, the Board of Directors (the "Board") of Continental Building Products, Inc., (the "Company") amended the Company’s Amended and Restated Bylaws to implement a majority voting standard in uncontested director elections (the “Amendment”). Prior to the Amendment, directors were elected under a plurality voting standard. As a result, in uncontested elections, as defined in the Amendment, directors will be elected by a majority of the votes cast, which means that the number of shares voted "for" a director’s election must exceed the number of shares voted "against" that director’s election. Plurality voting will apply in contested elections.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Simultaneously, the Board also amended the Company's Principles of Governance (the “Principles”) to implement a director resignation policy. As amended, the Principles provide that any director in an uncontested election who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board, which will then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will make the ultimate determination regarding whether or not to accept the resignation.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. Amendment to Bylaws

Number	Description
3.1	Amendment to Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

February 27, 2018	/s/ Timothy A. Power
Date	Timothy A. Power
Senior Vice President and General Counsel

Exhibit Index

Number	Description
3.1	Amendment to Amended and Restated Bylaws

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